UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2012

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA		L4V 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-6840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, Clarke E. Glaspell provided notice of his resignation as Controller of the registrant and its principal operating subsidiary, Nortel Networks Limited (“NNL”) effective 11:59 p.m. on said date. Mr. Glaspell’s resignation is not as a result of any disagreement with the registrant or NNL. His resignation is in connection with the decision by Ernst & Young Inc., the court-appointed monitor in Nortel’s creditor protection proceedings under the Companies’ Creditors Arrangement Act (“CCAA”), after taking into account several factors arising from the advanced stage of the CCAA proceedings, that the expense and resources required to comply with the registrant’s and NNL’s quarterly and annual public reporting requirements can no longer be justified from the standpoint of the best interest of their creditors. Consequently, the registrant and NNL will no longer be able to comply with their periodic reporting requirements and will discontinue preparing and filing quarterly and annual financial statements and all other periodic disclosure documents under applicable Canadian and U.S. securities laws, as announced on August 9, 2012. As a result, the role of principal accounting officer will not be filled. He will remain with Nortel for a short period to ensure a smooth transition of his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ ALLAN BIFIELD
Allan Bifield Senior Vice-President, Corporate Services and Chief Financial Officer

Dated: September 24, 2012